EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                               SECTION 906 OF THE

                           SARBANES-OXLEY ACT OF 2002



In connection with the Annual Report of Telynx, Inc. (the "Company") on Form10-KSB for the period ended October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 12, 2007

/s/ Talieh Safadi
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Talieh Safadi, Chief Executive Officer